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                                                           EXHIBIT 23

                           CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Spiegel, Inc.:

We consent to incorporation by reference in the registration statements No. 33-19663, 33-32385, 33-38478, 33-44780, 33-56200 and 33-51755 on Form S-8 of
Spiegel, Inc. of our reports dated February 10, 1997, relating to the consolidated balance sheets of Spiegel, Inc. and subsidiaries as of December 28, 1996 and December 30, 1995, and the related consolidated statements of earnings, stockholders' equity, and cash flows and related financial statement schedule for each of the years in the three-year period ended December 28, 1996, which reports appear in the December 28, 1996 annual report on Form 10-K of Spiegel, Inc.



                                                    /S/ KPMG PEAT MARWICK LLP


Chicago, Illinois
March 21, 1997



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